UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Annapolis Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

--ENTER COMPANY NAME HERE--

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1000 Bestgate Road, Suite 400

Annapolis, Maryland 21401

(410) 224-4455

April 12, 2004

Dear Stockholder:

You are cordially invited and encouraged to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Annapolis Bancorp, Inc. (the “Company”), the holding company for BankAnnapolis (the “Bank”), Annapolis, Maryland, which will be held on May 20, 2004, at 6:00 p.m., Eastern Daylight Savings Time, at the BankAnnapolis Headquarters Building, 1000 Bestgate Road, Annapolis, Maryland 21401.

The attached Notice of the Annual Meeting and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of Annapolis Bancorp, Inc., as well as a representative of Stegman & Company, the Company’s independent auditor, will be present at the Annual Meeting to discuss the Company and the Bank and respond to any questions that our stockholders may have.

The Board of Directors of Annapolis Bancorp, Inc. has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote “FOR” each matter under consideration.

Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the Company’s common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.

Sincerely,

/s/ Richard M. Lerner

Richard M. Lerner

Chairman and CEO

ANNAPOLIS BANCORP, INC.

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 20, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Annapolis Bancorp, Inc. (the “Company”) will be held on May 20, 2004, at 6:00 p.m., Eastern Daylight Savings Time, at the BankAnnapolis Headquarters Building, 1000 Bestgate Road, Annapolis, Maryland 21401, for the following purposes:

(1)	To elect five directors; and

(2)	To ratify the selection of Stegman & Company as independent auditor for the fiscal year ending December 31, 2004; and

(3)	To transact any other business that may properly come before the meeting, and at any adjournments thereof, including whether or not to adjourn the meeting.

Only those holders of record of Common Stock as of the close of business on March 24, 2004, (the “Record Date”) are entitled to notice of and to vote at the 2004 Annual Meeting of Stockholders and any adjournments or postponements thereof.

Please sign, date and mail the accompanying proxy in the enclosed, self-addressed, stamped envelope, whether or not you expect to attend the meeting in person. You may withdraw your proxy at the meeting should you be present and desire to vote your shares in person. All stockholders are cordially invited to attend.

By Order of the Board of Directors

/s/ Rita D. Demma

Rita D. Demma

Secretary

Annapolis, Maryland

April 12, 2004

1

ANNAPOLIS BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 20, 2004

Solicitation and Voting of Proxies

This Proxy Statement is being mailed on or about April 12, 2004, to the stockholders of Annapolis Bancorp, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 20, 2004, at 6:00 p.m., Eastern Daylight Savings Time, and at any adjournments or postponements thereof, at the BankAnnapolis Headquarters Building, 1000 Bestgate Road, Annapolis, Maryland 21401.

Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted FOR the approval and ratification of the specific proposals presented in this proxy statement.

Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

The cost of solicitation of proxies on behalf of management will be borne by BankAnnapolis (the “Bank”). Proxies may be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, without compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities and Principal Holders Thereof

Stockholders are entitled to one vote for each share of common stock, par value $.01 per share (the “Common Stock”) registered in their names on the stock transfer books of the Company at the close of business on March 24, 2004, the record date fixed by the Board of Directors. At March 24, 2004, the Company had outstanding 3,025,859 shares of Common Stock entitled to vote at the Annual Meeting.

As to the election of a director, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR” the election of the nominee proposed by the Board of Directors, or to “WITHHOLD” authority to vote for the nominee being proposed. Under the Company’s Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes; or (ii) proxies as to which authority to vote for the nominee being proposed is withheld.

As to the ratification of Stegman & Company as independent auditor of the Company, by checking the appropriate box, you may (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” with respect to the item. Under the Company’s Bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to either (i) broker non-votes; or (ii) proxies marked “ABSTAIN” as to that matter.

As to any other matters that may properly come before the Annual Meeting, you may (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” with respect to the item. Under the Company’s Bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to either (i) broker non-votes; or (ii) proxies marked “ABSTAIN” as to that matter.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of Common Stock as of March 24, 2004, by each of the Company’s and Bank’s directors, nominees and Named Executive Officers and by each person known by the Company to own beneficially more than 5% of the Company’s voting securities, and by the executive officers and directors of the Company as a group, including the number of shares beneficially owned by, and percentage ownership of each such person as of that date. Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Securities Exchange Act of 1934, as amended, that owns more than 5% of the Company’s Common Stock as of the Record Date.

Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percent of Class
Clyde E. Culp, III	1,500	0.05%
1907 Hidden Point Road
Annapolis, MD 21401

Margaret Theiss Faison (2)	18,666	0.62%
14904 Little Bennett Drive
Clarksburg, MD 20871

F. Carter Heim (4)	8,280	0.27%
1842 Kimberwicke Place
Annapolis, MD 21401

Robert E. Kendrick, III (3)	17,333	0.57%
850 Thicket Court
Odenton, MD 21113

Stanley J. Klos Jr. (4)	31,413	1.04%
76 Chautaugua Road
Arnold, MD 21012

Lawrence E. Lerner (4)	1,181,369	39.04%
2711 Washington Avenue
Chevy Chase, MD 20815

Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percent of Class

Richard M. Lerner (4)	164,330	5.43%
400 Beards Dock Crossing
Annapolis, MD 21403

Nancy Lowell	1,052	0.03%
46 St. Andrews Road
Severna Park, MD 21146

Lori J. Mueller (5)	10,132	0.34%
3926 Callawasse Road
Edgewater, MD 21037

Lawrence W. Schwartz (4)	40,318	1.33%
10854 Country Pond Lane
Oakton, VA 22124

Maria C. Scott	1,000	0.03%
2011 Homewood Road
Annapolis, MD 21402

Ermis Sfakiyanudis (4)	6,666	0.22%
2813 Durmont Court
Annapolis, MD 21401

Clifford T. Solomon	1,200	0.03%
9 Riverview Road
Severna Park, MD 21146

Officers and directors as a group (30 persons) (6)	1,538,453	50.84%

(1)	Information relating to beneficial ownership of Common Stock is based upon “beneficial ownership” concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power” which includes the power to vote or direct the voting of such security, or “investment power” which includes the power to dispose or to direct the disposition of such security. A person is deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities in which he has no beneficial interest. For instance, beneficial ownership may include spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations, or deferred compensation plans which are affiliated with the principal. Unless otherwise indicated by footnote, each individual has sole voting and dispositive powers to all shares indicated. Shares and options owned have been adjusted for the four-for-three stock split in the form of a stock dividend that occurred on August 24, 2001.
(2)	Includes options to purchase 16,000 shares of Company Common Stock which are currently exercisable at an average exercise price of $3.59 per share and are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by all directors and executive officers as a group.
(3)	Includes options to purchase 16,000 shares of Company Common Stock which are currently exercisable at an average exercise price of $3.56 per share and are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by all directors and executive officers as a group.
(4)	Includes options to purchase 4,000 shares each of Company Common Stock which are currently exercisable at an exercise price of $3.23 per share and are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by all directors and executive officers as a group.

(5)	Includes options to purchase 10,132 shares each of Company Common Stock which are currently exercisable at an average exercise price of $4.51 per share and are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by all directors and executive officers as a group.
(6)	Includes options to purchase 36,659 shares of Company Common Stock which are currently exercisable by officers at exercise prices ranging from $3.12 to $8.25 per share, and are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by all directors and executive officers as a group.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1. ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of seven (7) directors. In December of 2003, the Board of Directors of the Company voted to expand the Board to ten (10) directors as of the Annual Meeting. The Company’s Articles of Incorporation provide that the Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire board shall permit, with directors of each class being elected for three-year terms at each Annual Meeting. The terms of two directors of the Company will expire at the time of the Annual Meeting. The positions of these two directors are to be filled at the Annual Meeting. Additionally, there are three new nominees for directors, Mr. Clyde E. Culp, III, Ms. Nancy Lowell and Dr. Clifford T. Solomon to fill the newly created director seats. Therefore, the two incumbent directors have been nominated to be elected to hold office until the 2007 Annual Meeting or until their respective successors are elected and qualified or until their earlier resignation or removal. The incumbent nominees are Messrs. Stanley J. Klos, Jr. and Richard M. Lerner. Dr. Clifford T. Solomon is nominated to hold office until the 2005 Annual Meeting or until his successor is elected and qualified or until his earlier resignation or removal, Ms. Nancy Lowell is nominated to hold office until the 2006 Annual Meeting or until her successor is elected and qualified or until her earlier resignation or removal and Mr. Clyde E. Culp, III is nominated to hold office until the 2007 Annual Meeting or until his successor is elected and qualified or until his earlier resignation or removal. All of the directors listed with the exception of Messrs Lawrence E. Lerner and Richard M. Lerner are “independent” under the rules of the NASDAQ Stock Market regarding general independence of directors.

The proxies solicited hereby, unless directed to the contrary, will be voted FOR the election as directors of all five nominees listed in the following table. In order to be elected, a majority of the shares voted must be voted FOR the election of each nominee. Each nominee has consented to serve as a director, if elected. The Board of Directors has no reason to believe that any nominee will be unwilling or unable to serve as a director but, if for any reason any nominee is not willing or able to serve as a director, the accompanying proxy will be voted FOR a substitute nominee chosen by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FIVE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information Concerning Nominees

The following table sets forth information as of the Record Date concerning persons nominated by the Board of Directors for election as directors of the Company to serve until the Annual Meeting of Stockholders previously designated or until their successors have been elected and qualified or until their earlier resignation or removal. Except as indicated, the nominees have been officers of the organizations named below or of affiliated organizations as their principal occupations for more than five years.

Nominees

Name of Directors	Age, Principal Occupation, Position with the Company and the Bank

Clyde E. Culp, III	Mr. Culp, age 61, currently serves in a consulting capacity to the restaurant industry and is involved in several businesses through his company, Culp Enterprises, LLC. Until recently, he was Chairman and majority owner of McHenry Metals Golf Designs Corporation. Mr. Culp has an extensive background in hotel and restaurant management dating back to the 1970s. Mr. Culp created Davco Food, Inc., which grew to be the largest Wendy’s restaurant franchise in the world, and served as its Chairman and CEO until it was sold in 1987. During his career, Mr. Culp served as Chief Operating Officer of Holiday Inns and later as President and CEO of Embassy Suites Hotels and the Long John Silvers restaurant chain. Mr. Culp is a resident of Annapolis and serves on the boards of several non-restaurant companies. Mr. Culp has been a director of the Bank since January 2004.

Stanley J. Klos, Jr.	Mr. Klos, age 52, became Vice-Chairman of the Bank in 2003 and has served as a Director of the Company and Bank since 1997. Mr. Klos has practiced law in Anne Arundel and Prince George’s Counties since 1977. He is currently an attorney with the firm of O’Malley, Miles, Nylen & Gilmore, P.A. He is a member of the Maryland, District of Columbia, Anne Arundel County, and Prince George’s County Bar Associations. Mr. Klos, a resident of Arnold, is active in community affairs and serves on the boards of directors of Leadership Anne Arundel, the 21st Century Education Foundation, the Anne Arundel County branch of the YMCA of Central Maryland, and Hospice of the Chesapeake.

Richard M. Lerner	Mr. Lerner, age 44, has served as CEO of the Company since 1999 and became Chairman in 2001. He has also served as Chairman of the Bank since 1999. In 2002, Mr. Lerner was appointed President and CEO of the Bank, a position he held on an interim basis in 1999. From 1984 to 1999, Mr. Lerner was President of White Flint Builders, Inc., an upscale residential development and construction company located in Bethesda, Maryland. Mr. Lerner earned a Masters in Business Administration from the A. B. Freeman School of Business at Tulane University in 1983. A resident of Annapolis, Mr. Lerner has been a Director of the Company and the Bank since their inception. He is the son of Lawrence E. Lerner, also a Director of the Company and Bank.

Name of Directors	Age, Principal Occupation, Position with the Company and the Bank

Nancy Lowell	Ms. Lowell, age 50, is president and design director of custom stationery design firm Lallie, Inc., a company that she founded in 1977. Ms. Lowell, a resident of Severna Park, is a member of numerous professional societies and is a past board member of the Maryland Hall for the Creative Arts. Ms. Lowell has been a Director of the Bank since January 2004.

Clifford T. Solomon	Dr. Solomon, age 42, is a neurosurgeon affiliated with the Anne Arundel Medical Center, where he served for the past four years as Chairman of Surgery. Dr. Solomon is also Director of the Maryland Neurological Institute in Annapolis and assistant professor of neurosurgery at Johns Hopkins Hospital and University of Maryland Hospital. A resident of Severna Park, Dr. Solomon is a member of numerous professional societies and in 2003 created a foundation to provide surgery to critical patients who could not otherwise afford it. Dr. Solomon has been a Director of the Bank since January 2004.

Information Concerning Continuing Directors and Named Executive Officers

The following table sets forth information as of the Record Date concerning directors and Named Executive Officers of the Company and the Bank whose terms of office will continue after the 2004 Annual Meeting. As indicated, some directors will serve until the 2005 Annual Meeting, and other directors will serve until the 2006 Annual Meeting. Except as indicated, the directors have been officers of the organizations named below or of affiliated organizations as their principal occupations for more than five years.

Directors serving until 2005

Name of Directors	Age, Principal Occupation, Position with the Company and the Bank

Lawrence E. Lerner	Mr. Lerner, age 71, has been active in real estate development in the Washington, D.C. metropolitan area for 40 years. He has been involved in the development and construction of two regional shopping centers, several other commercial developments, and more than 2,800 apartment units. Mr. Lerner manages his real estate investments, comprised of various partnership interests in entities which own real estate. He has been a Director of the Company and the Bank since their inception. Mr. Lerner is the father of Richard M. Lerner, a Director of the Company and the Bank.

Lawrence W. Schwartz	Mr. Schwartz, age 49, is a certified public accountant who has operated CPA firms since 1984 and currently is managing partner of Schwartz, Weissman & Co., P.C., an accounting and business consulting firm. Mr. Schwartz has served as an adjunct professor of accountancy at The George Washington University since 1997. Mr. Schwartz has been a Director of the Company since April 1997 and a Director of the Bank since its inception.

Name of Directors	Age, Principal Occupation, Position with the Company and the Bank

Ermis Sfakiyanudis	Mr. Sfakiyanudis, age 35, presently serves as President and Principal of Sigma Engineering, Inc. an Annapolis-based civil engineering firm. Mr. Sfakiyanudis has been with Sigma since 1993. Mr. Sfakiyanudis is Chairman of the Board of Directors of the Anne Arundel Economic Development Corporation, and is also a member of numerous professional associations. Mr. Sfakiyanudis has been a Director of the Company and the Bank since 2000.

Directors serving until 2006

Name of Directors	Age, Principal Occupation, Position with the Company and the Bank

F. Carter Heim	Mr. Heim, age 50, is a Certified Public Accountant who has been in practice since December 1975 and is past President of the Maryland Association of CPAs. Mr. Heim is also currently a member of the American Institute of CPAs and the Annapolis and Anne Arundel Chamber of Commerce. Mr. Heim is President of HeimLantz Business and Tax Services, Inc. Prior to establishing his own firm, Mr. Heim was Executive Vice President of Hammond-Heim, Chartered. Mr. Heim has been a Director of the Company and Bank since 2000.

Maria C. Scott	Dr. Scott, age 42, an ophthalmic surgeon, is currently the Medical Director at Chesapeake Eye Care & Laser Center and TLC Laser Eye Centers in Annapolis. Dr. Scott has been affiliated with TLC since 1997. She is an attending physician at both Anne Arundel Medical Center and Washington Hospital Center. Dr. Scott belongs to the Anne Arundel Chamber of Commerce and the Anne Arundel County and Maryland Medical Societies. Dr. Scott has been a Director of the Company and the Bank since 2002.

Named Executive Officers

Name of Executive Officer	Age, Principal Occupation, Position with the Company and the Bank

Margaret Theiss Faison	Ms. Faison, age 46, is Chief Financial Officer and Treasurer of the Company and Senior Vice President, Chief Financial Officer and Treasurer of the Bank. Prior to joining the Company in 1999, Ms. Faison was Senior Vice President and Chief Financial Officer of Sterling Bank & Trust Co. of Baltimore from 1997 until 1999. Ms. Faison was previously Vice President and Chief Financial Officer with Mellon Bank (MD).

Robert E. Kendrick, III	Mr. Kendrick, age 58, is Senior Vice President and Senior Credit and Business Development Officer of the Bank. Prior to joining the Bank in 1999, Mr. Kendrick held similar positions from 1967 through 1999 with Citizens National Bank of Laurel, Bank of Maryland, Sterling Bank & Trust Co. of Baltimore and NationsBank.

Lori J. Mueller	Ms. Mueller, age 41, is Senior Vice President, Customer Service and Marketing, of the Bank. Ms. Mueller joined the Bank in 1990 and has held various management positions since that time.

Committees

The Company and the Bank have standing joint Audit, Compensation, and Strategic Planning Committees. In addition, the Company has Executive and Nominating Committees, and the Bank has Budget & Finance and Executive/Loan Committees. The members of each of the named committees serve at the discretion of the Board of Directors.

The Audit Committee examines accounting processes, reviews financial disclosures and meets privately outside the presence of Company and Bank management with the independent accountants to discuss internal accounting control policies and procedures. The Committee reports on such meetings to the Boards of Directors. The Committee selects the independent accountants, reviews the performance of the independent accountants in the annual audit and in assignments unrelated to the audit, and reviews the fees of the independent accountants. The Audit Committee operates under the written charter it has adopted and will periodically reassess the adequacy of the Audit Committee charter. A copy of the Audit Committee Charter is included as Appendix A to this proxy statement.

Messrs. Schwartz (Chairman), Heim and Klos currently serve as members of the Audit Committee. Messrs. Schwartz, Heim and Klos are “independent” under the rules of the NASDAQ Stock Market regarding general independence of directors. None has ever been an employee of the Company or any subsidiary. The Audit Committee met twelve (12) times during 2003. The Committee’s report appears on page 10. Mr. Schwartz and Mr. Heim are the Audit Committee’s “financial experts” as that term is defined in Item 401(e) of Regulation S-B.

The Compensation Committee consists of Messrs. Klos (Chairman) and Sfakiyanudis and Dr. Maria C. Scott and reviews and determines salaries and other benefits for board members and executive and senior management persons of the Company and its subsidiaries. The Committee determines which employees shall be granted stock options, the terms of such grants, and reviews incentive and other compensatory plans and arrangements. All of the members of the Compensation Committee are “independent” under the rules of the NASDAQ Stock Market regarding general independence of directors. The Compensation Committee met two (2) times during 2003.

The Strategic Planning Committee consists of Messrs. Heim (Chairman), R. Lerner, Schwartz and Sfakiyanudis. The Committee oversees the long-range strategic planning function of the Company and Bank. The Strategic Planning Committee did not meet during 2003.

The Executive Committee of the Company consists of Mr. R. Lerner (Chairman) and a panel of directors that rotates quarterly. The Committee may act in lieu or on behalf of the Board of Directors on matters of urgency between regularly scheduled meetings of the Board. The Executive Committee did not meet in 2003.

Director nominees for election to the Board of Directors of the Company and the Bank are either selected or recommended for the Board’s selection by a majority of the independent members of the Board of Directors. The Board of Directors believes that the independent members of the Board of Directors can satisfactorily carry out the responsibility of properly selecting or approving nominees for the Board of Directors without the formation of a standing nominating committee. The members of the Board of Directors who participate in the consideration of director nominees are F. Carter Heim, Stanley J. Klos, Jr., Lawrence W. Schwartz, Maria C. Scott and Ermis Sfakiyanudis. In accordance with the Rules of the NASDAQ National Market regarding general independence of directors, all such board members are “independent.” As there is no standing nominating committee, the Company does not have a nominating committee charter in place.

In identifying and evaluating nominees for director, the Board considers whether the candidate has the highest ethical standards and integrity and sufficient education, experience and skills necessary to understand and wisely act upon the complex issues that arise in managing a publicly-held company. To the extent the Board does not have enough information to evaluate a candidate, the Board may send a questionnaire to the candidate for completion in enough time for Board consideration. The Board will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, an “independent” director, within the meaning of the NASDAQ National Market rules, designated by the Board will then initiate the search. While conducting the search the “independent” director will utilize staff support, seek input from other directors and senior management, and consider any nominees previously submitted by stockholders. An initial slate of candidates satisfying the qualifications set forth will then be identified and presented to all independent directors. The independent directors will then prioritize the candidates and determine if other directors or senior management have relationships with the preferred candidates and can initiate contacts. To the extent feasible, all of the independent members of the board of directors will interview the prospective candidates. Evaluations and recommendations of the interviewers will be submitted to the whole Board for final evaluation. The Board will meet to consider such information and to select candidates for election or appointment to the Board.

The Nominating Committee will consider stockholder nominations submitted to it in writing in care of the Company if such nominations are timely submitted. To be considered timely, the nominations must be received at least thirty (30) but not more than sixty (60) days prior to the Annual Meeting if the Company has given at least forty (40) days prior notice of the meeting. Otherwise, such nominations should be submitted within ten (10) days of the Company first giving notice of the Annual Meeting. The Board of Directors met one (1) time during 2003 in its nominating capacity.

The Executive/Loan Committee of the Bank consists of Mr. R. Lerner (Chairman) and a panel of directors that rotates quarterly. The Committee may act in lieu or on behalf of the Board of Directors on matters of urgency between regularly scheduled meetings of the Board. The Committee also considers all credit requests with total credit exposure in accordance with the authority delegated to the Committee by the Board of Directors. The Executive/Loan Committee met ten (10) times during 2003.

The Budget & Finance Committee of the Bank consists of Messrs. Sfakiyanudis (Chairman), Heim, Klos and R. Lerner. This Committee met two (2) times in 2003 to coordinate the preparation of the Bank’s annual operating plan.

Security Holder Communications with the Board of Directors

The Company has established procedures for security holders to communicate directly with the Board of Directors on a confidential basis. Security holders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of the Company at 1000 Bestgate Road, Suite 400, Annapolis, Maryland 21401. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Security Holder-Board Communication” or “Security Holder-Director Communication.” All such letters must identify the author as a security holder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a security holder wishes the communication to be confidential, such security holder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.

Directors’ Compensation

The Board of Directors of the Company and Bank met twelve (12) times during 2003. All of the directors of the Company attended at least 75% of the total number of Company board meetings held. The Company pays no board or committee fees. Directors of the Bank received fees for each board and committee meeting attended in 2003 in the amount of $350 per Board of Directors meeting and $250 per committee meeting. Each director also received an annual retainer of $5,000. Mr. R. Lerner received no fees for attendance at board or committee meetings as he is a full-time employee of the Bank. All of the members of the Board of Directors attended the prior year’s annual meeting.

Executive Compensation

The following table sets forth the compensation paid or allocated for services rendered to the Company or the Bank in all capacities during the years ended December 31, 2003, 2002 and 2001 to executive officers whose compensation exceeded $100,000 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(4)	Restricted Stock Awards ($)(5)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)(6)
Richard M. Lerner (1)	2003	175,000	14,000	249	5,968	—	—	—
Chairman & CEO of the	2002	51,936	—	64	5,722	—	—	—
Company and Bank	2001	53,061	—	61	1,491	—	—	—

Margaret Theiss Faison (2)	2003	111,445	9,000	776				5,723
Senior Vice President—	2002	107,147	8,625	594	—	—	—	4,877
CFO of the Bank	2001	115,161	8,625	180	—	—	—	3,680
Treasurer of the Company & Bank

Robert E. Kendrick, III (3)	2003	119,221	9,800	2,005				5,067
Senior Vice President—Senior	2002	106,759	9,625	1,443	—	—	—	3,935
Credit Officer of the Bank	2001	112,235	8,625	774	—	—	—	3,023

(1)	Mr. Lerner became President and Chief Executive Officer of the Company as of April 30, 1999 and served as acting President and Chief Executive Officer of the Bank from May 7, 1999 until September 30, 1999. Mr. Lerner became Chairman of the Company on May 18, 2001 and President and CEO of the Bank on September 1, 2002.
(2)	Ms. Faison joined the Company on October 21, 1999 and became Treasurer of the Company and the Bank and Senior Vice President—Chief Financial Officer of the Bank on December 1, 1999.
(3)	Mr. Kendrick became Senior Vice President—Senior Credit Officer of the Bank on October 28, 1999.
(4)	Represents imputed earnings on group term life insurance coverage in excess of $50,000 and the economic value of the split dollar benefit for the BOLI. For 2003, 2002 and 2001 there were no (a) perquisites over the lesser of $50,000 or 10% of the individual’s total salary and bonus for the years; (b) payments of above market preferential earnings on deferred compensation; (c) payments of earnings with respect to long term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts in stock.
(5)	Represents imputed value of 666 shares of restricted stock.
(6)	Represents amounts contributed to the Named Executive Officer by the Bank’s 401(k) Plan.

Stock Option Plan

(Exercise prices and options granted have been adjusted to reflect four-for-three stock split in the form of a stock dividend paid on August 24, 2001)

The Company maintains two Employee Stock Option Plans. The first plan was approved by the Company’s stockholders on April 25, 1997 (the “1997 Option Plan”) and provides for discretionary awards of up to an aggregate of 100,000 options to purchase Company Common Stock to officers and key employees of the Company and Bank as determined by a committee of disinterested directors at the fair market value of the Common Stock on the date of grant. The 1997 Option Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Ms. Faison and Mr. Kendrick were both granted 10,000 options under the 1997 Option plan on October 21, 1999 and October 28, 1999, respectively, with exercise prices of $3.66 and $3.59. These shares are also subject to a five-year vesting period. As of December 31, 2001, the Company also had outstanding to other officers, options to purchase an aggregate of an additional 32,829 shares of Company Common Stock at exercise prices ranging from $3.12 to $8.25 per share under the 1997 Option Plan. These options are subject to vesting schedules and will become exercisable in five equal annual installments beginning one year from the date of grant. The second plan was approved by the Company’s stockholders on April 27, 2000 (the “2000 Option Plan”). The 2000 Option Plan reserves 266,666 shares of Common Stock for issuance upon the exercise of Options, as well as upon the distribution of restricted stock and deferred share awards. Such shares may be authorized but unissued shares, or shares held in treasury. To the extent awards expire, become unexercisable, or are forfeited for any reason without having resulted in the issuance of Common Stock to Award holders, those shares shall be available for the grant of additional awards. Under the 2000 Option Plan the Company granted 6,666 options to Mr. Lerner at an exercise price of $3.32 and 25,000 shares at an exercise price of $5.53. Ms. Faison and Mr. Kendrick were granted 13,333 options under the 2000 Option Plan at an exercise price of $3.52. As of December 31, 2003 the Company also had outstanding to other officers, options to purchase an aggregate of 114,039 shares of Company Common Stock at exercise prices ranging from $3.23 to $5.53 subject to a five-year vesting schedule under the 2000 Option Plan. The Company also had outstanding 6,603 restricted share awards at a grant price of $3.23 per share. Such shares also vest over a five-year period.

Supplemental Executive Retirement Plan

The bank has adopted a non-tax qualified supplemental retirement plan for certain executives (“SERP”) to supplement the benefit such executive can receive under the Bank’s 401(k) plan. The SERP is designed to provide a retirement benefit to the executives at the Normal Retirement Date. The benefit is payable for life. In case of an executive’s termination of employment for any reason (other than for cause), the Executive vests 50% after five years from the date of employment and an additional 10% in each subsequent year until fully vested. In the event of the employee’s termination of employment due to disability, the employee may request to receive an immediate disability benefit, in lieu of a retirement benefit, and such benefit will be payable, beginning within 30 days following the executive’s request. In the event of the executive’s death, the executive’s beneficiary will receive a split dollar death benefit in the amount of 80% of the net at risk life insurance portion of the death benefit. The SERP has three participants, including Ms. Faison, Mr. Kendrick and Ms. Mueller. Cash Values of the Bank owned life insurance (“BOLI”) policies equaled $3,355,860 at December 31, 2003 and contributions of $48,647 were accrued under the SERP for the 2003 fiscal year.

Other Compensation Plans

Executive officers participate in the Company’s health and welfare and qualified retirement plans on the same terms as non-executive employees who meet the applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these plans. In addition, all full-time employees are covered as a group for comprehensive hospitalization, including major medical, long-term disability and dismemberment insurance and term life insurance.

Stock Option Grants

As discussed above and as an inducement to attract and retain qualified managers and employees, the Company maintains the Option Plans. During 2003 no options were granted under the 2000 Stock Option Plan to the Named Directors and Executive Officers.

Stock Option Exercises and Holdings

There were no stock options exercised by the Named Executive Officers during 2003. The following table reflects the number of shares covered by all remaining unexercised stock options for Named Executive Officers as of December 31, 2003. Also reported are the values for “in-the-money” options which represent the difference between the exercise price of any such remaining unexercised options and the year-end market price of the Common Stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUE

	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)	Value of Unexercised In-the-Money Options/SARs at FY-End ($)(1)
Name	Exercisable/Unexercisable	Exercisable/Unexercisable
Richard M. Lerner (2)	9,000/24,000	$44,053/$102,182
Margaret Theiss Faison (3)	13,333/10,000	$77,279/$58,519
Robert E. Kendrick, III (4)	13,333/10,000	$77,839/$58,659

(1)	Based on the market value of the underlying stock at fiscal year-end minus the exercise price. The closing price of the Common Stock on December 31, 2003 was $9.40 per share.
(2)	6,666 options, of which 4,000 are currently exercisable and have an exercise price of $3.23 per share. These options will expire on April 28, 2010. 25,000 options of which 5,000 are currently exercisable and have an exercise price of $5.525 per share. These options will expire on December 31, 2012. 1,334 restricted shares of which zero are vested and have a grant price of $3.23 per share.
(3)	10,000 options, that vest 20% per year with 8,000 currently exercisable and that have an exercise price of $3.66 per share. These options will expire on October 21, 2009, ten (10) years from the date of grant. Also 13,333 options that vest 20% per year with 5,333 currently exercisable and that have an exercise price of $3.52 per share. These options will expire on January 19, 2011, ten (10) years from the date of grant.
(4)	10,000 options, that vest 20% per year with 8,000 currently exercisable and that have an exercise price of $3.59 per share. These options will expire on October 28, 2009, ten (10) years from the date of grant. Also 13,333 options that vest 20% per year with 5,333 currently exercisable and that have an exercise price of $3.52 per share. These options will expire on January 19, 2011, ten (10) years from the date of grant.

Certain Transactions with Directors and Management

The Bank has adopted a policy which requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Commencing July 1, 2001, the Bank entered into a three year lease for the second floor space in the Bank’s headquarters building with Heim and Associates, P.A. (now HeimLantz Business and Tax Services, Inc.) an accounting firms whose President F. Carter Heim is a Director of the Company and the Bank. The current lease rate of $172 thousand per annum is based on current market rates as determined by an independent commercial real estate services firm not affiliated with the Company or Bank. The lease has an initial term of 3 years expiring June 30, 2004 with 2 renewal options of 2 years each and one final option of 1 year.

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2003 with management and the independent auditors. In this process, the Committee met with the independent auditors, with and without management present, to discuss the results of the auditors’ examinations and the overall quality of the Company’s financial reporting.

The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company, the Bank and its management, including the matters in the written disclosures received from the auditors as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

Based on the Committee’s discussions with management, the representations of the independent auditors and the Committee’s review of the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee:

Lawrence W. Schwartz, Chairman

F. Carter Heim

Stanley J. Klos, Jr.

PROPOSAL 2. TO APPROVE THE SELECTION OF

INDEPENDENT AUDITOR FOR THE YEAR 2004

The Board of Directors of the Company anticipates the selection of Stegman & Company, certified public accountants, to audit the books and accounts of the Company for the year ending December 31, 2004. Stegman & Company has served as independent auditor for the Company and its subsidiary since April 2000. Stegman & Company has advised the Company that neither the firm nor any of its members or associates has any direct financial interest in or any connection with the Company or its subsidiaries other than as independent public auditors. A representative of Stegman & Company will be present at the Annual Meeting and will have the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Stegman & Company was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee charter requires that the Audit Committee pre-approve all audit and non-audit engagement fees, and terms and services. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee reviews these requests and advises management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors report to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the authority to grant any pre-approvals to one or more members of the Audit Committee, provided that such member reports any pre-approvals to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee.

The following table presents fees for professional audit services rendered by Stegman & Company for the audit of Annapolis Bancorp’s annual consolidated financial statements for the years ended December 31, 2003 and December 31, 2002 and fees billed for other services rendered by Stegman & Company during those periods.

	Year ended December 31,
	2003	2002
Audit fees (1)	$38,193	$32,196
Audit related fees (2)	2,296	—
Tax fees (3)	4,250	3,750
All other fees (4)	—	—

Total fees	$44,739	$35,946

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by Stegman & Company in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”
(3)	Tax Fees consist of fees billed for professional services rendered for federal and state tax compliance, tax advice and tax planning.
(4)	All Other Fees consist of fees for services other than the services reported above.

Proxies will be voted FOR the Proposal unless otherwise instructed by the Stockholders.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF STEGMAN & COMPANY AS INDEPENDENT AUDITOR TO THE COMPANY FOR THE YEAR 2004.

ADDITIONAL INFORMATION

Stockholder Proposals—2005 Annual Meeting

Any proposal of a stockholder intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company at 1000 Bestgate Road, Suite 400, Annapolis, Maryland 21401 prior to November 15, 2004 to be eligible for inclusion in the proxy statement and form of proxy. In order to curtail controversy as to compliance with this requirement, stockholders are urged to submit proposals to the Secretary of the Company by Certified Mail-Return Receipt Requested. Any such proposal will be subject to 17 C.F.R. ss.240.14a-8 of the Rules and Regulations under the Exchange Act.

ANNUAL REPORTS

The Company’s 2003 Annual Report to Stockholders accompanies this Proxy Statement. Copies of the report may be obtained upon written request to the Secretary of the Company, 1000 Bestgate Road, Suite 400, Annapolis, Maryland 21401, and will be available at the Annual Meeting.

By Order of the Board of Directors

/s/ Rita D. Demma

RITA D. DEMMA

Secretary

Annapolis, Maryland

April 12, 2004

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE

REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE

ACCOMPANYING PROXY CARD IN THE ENCLOSED

POSTAGE-PAID ENVELOPE.

Appendix A

Annapolis Bancorp, Inc.

BankAnnapolis

Audit Committee Charter

COMMITTEE DESCRIPTION

The duties of the Audit Committee (the “Committee”) of Annapolis Bancorp, Inc. (the “Company”) shall be to examine the affairs of the Company and BankAnnapolis (the “Bank”) at least one time during each calendar year and within fifteen (15) months of the last examination. The Committee shall oversee the accounting and financial reporting processes, as well as the audits of the Company and the Bank. The Committee shall cause these examinations to be made by auditors accountable only to the Committee. Results of the examinations shall be reported to the Board of Directors at its next regularly scheduled meeting. Such report shall describe the financial condition and operating performance of the Company and Bank and whether adequate internal controls and procedures are being maintained. The Committee shall recommend to the Board such changes in the manner of conducting the affairs of the Company and Bank as deemed advisable. The Committee shall also be responsible for determining whether the Company and Bank are in compliance with all applicable rules and regulations and shall evaluate the condition and management of the Bank’s loan portfolio. The Committee shall review and reassess the adequacy of this charter on an annual basis.

The Committee shall consist of not less than three “independent directors.” A director is not considered independent if the following has occurred:

•	The director has been employed by the Company, Bank or an affiliate during the current year or any of the past three years;

•	The director is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

•	The director is a partner in or a controlling shareholder or an executive officer of any organization to which the Company or Bank made or from which the Company or Bank received payments (other than those arising from investments in the Company’s securities or under non-discretionary charitable contributions matching programs) for property or services that exceed 5% of the Company’s or Bank’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

•	The director is employed as an executive of another entity where any of the Company’s or Bank’s executives serve on that entity’s compensation committee; or

•	The director is or has an immediate family member who is a current partner of the Company’s outside auditor, or who was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

In addition, to be considered independent, a member of the Committee may not, other than in his or her capacity as a member of the Committee, the board of directors, or any other board committee:

•	Accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary, provided that, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); or

•	Be an affiliated person of the Company or any subsidiary thereof.

Members of the Committee shall be appointed by the Board of Directors. Members of the Committee shall not have participated in the preparation of the financial statements of the Company or the Bank during any of the last three years. Each of the members of the Committee should be able to understand fundamental financial statements, and at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that rises to the level of such financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities, to be in compliance with SEC regulations and be designated the “audit committee financial expert” as that term is defined in Item 401(e) of Regulation S-B.

No director who has outstanding loans or other extensions of credit from the Bank that have been identified as classified by the Bank, by the State of Maryland Department of Licensing and Regulation or by the Federal Reserve may serve as a member of the Committee during the period in which such loan or extension of credit is classified.

GENERAL RESPONSIBILITIES

The Committee shall satisfy itself that adequate systems of internal control are in place to protect customers, employees, stockholders and directors. The Committee will assure itself that the Company adequately evaluates, identifies and mitigates risk by overseeing the Audit, Regulatory Compliance and Loan Review functions in the bank. The Committee shall also receive and respond to internal and external audits, loan review, compliance and regulatory reports of examination.

SPECIFIC DUTIES

External Audit

•	The Committee shall select, engage, compensate, oversee and, where appropriate, replace the independent certified public accountant (“Auditor”). The Committee shall pre-approve all audits of the books and records of the Company and the Bank by the Auditor and all non-audit services by the Auditor. The Committee shall require that the Auditor issue a written report of such audit directly to the Committee.

•	The Committee shall discuss with the Auditor the overall scope and plans for the audit including the adequacy of staffing and compensation and submit to management the audit, non-audit, administrative and other fees to be paid by management on behalf of the Committee.

•	The Committee shall review with management and the independent outside Auditor the Auditor’s assessment of the adequacy of internal controls and the resolution of identified material weaknesses and reportable conditions, including the prevention or detection of management override or compromise of the internal control system. Further, the Committee shall meet separately with the Auditor, with and without management present, to discuss the results of its examinations.

•	The Committee shall work with management and the Auditor to ensure the institution’s compliance with laws and regulations.

•	The Committee shall resolve any significant disagreements between the Auditor and management.

•	The Committee shall receive and review communications submitted by the Auditors and regulators and take appropriate actions.

•

The Committee shall ensure receipt from the Auditors of a formal written statement delineating all relationships between the Auditors and the Company and the Bank, consistent with Independence Standards Board Standard 1, and the Committee’s responsibility for actively engaging in a dialogue with the Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the outside Auditor.

•	The Committee shall review the annual audit and discuss the results of the audit and any other matters required to be communicated to the Committee by the Auditor under generally accepted auditing standards, including any comments or recommendations of the Auditor.

•	The Committee shall receive affirmative acknowledgment from the Auditor that it is accountable only to the Committee.

•	The Committee shall require that an Auditor review the Company’s interim financial statements prior to filing the quarterly report on Form 10-Q or 10-QSB. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the Auditor under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purpose of this review.

Internal Audit

•	The Committee shall engage an independent certified public accountant or other qualified vendor(s) to perform routine internal audits on major risk areas.

•	The Committee shall review and approve the scope, effectiveness and results of the Bank’s internal audit function.

•	The Committee shall review communications submitted by the internal auditor and take appropriate actions.

•	The Committee shall review incidents of internal fraud to determine their impact in relation to the financial reporting process and the overall systems of internal control.

Loan Review

•	The Committee shall engage a qualified vendor to perform a routine review of the loan portfolio to assess the quality of the Bank’s underwriting, approval function, loan documentation, account management and risk identification processes.

•	The Committee shall review and approve the scope, effectiveness and results of the Bank’s loan review function.

•	The Committee shall review communications submitted by the outside vendor and take the appropriate actions.

Compliance

•	The Committee shall review, process and retain any complaints or other communications received by the Company’s Compliance Officer, an employee of the Company or the independent external auditor regarding accounting, internal accounting controls or auditing matters. Also, the Committee shall review, process and retain confidential, anonymous submissions by employees of the Company regarding questionable accounting or auditing matters.

•	The Committee shall cause an investigation to be made into any matter brought to its attention that is within the scope of its duties, with the power to retain independent outside counsel or other professionals for this purpose if, in its judgment, that is appropriate.

•	The Committee shall engage independent counsel, or other advisors or experts, as it determines necessary in the performance of its duties.

Other

•	The Committee shall conduct periodic reviews of the Bank’s loan quality, including a quarterly review of past-due and non-performing loans and trends, the adequacy of the Bank’s loan loss reserve and methodology for assessing credit risk exposure, the level, trend, and status of the Bank’s criticized and classified assets and the action plans implemented by management to reduce/and or control credit exposures or concentrations.

•	The Committee shall keep minutes of its proceedings and submit the same to the Board for information or action at the next regularly scheduled meeting.

PLEASE MARK VOTES REVOCABLE PROXY

X AS IN THIS EXAMPLE ANNAPOLIS BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS For With- For All

hold Except

1. The election as directors of all nominees

The undersigned appoints the official proxy committee listed (except as marked to the contrary consisting of the following members of the Board of Directors below); of Annapolis Bancorp, Inc. (the “Company”), Messrs. F. Carter

Heim and Ermis Sfakiyanudis and Dr. Maria C. Scott, each Clyde E. Culp, III Stanley J. Klos, Jr. Richard M. Lerner with full power of substitution, to act as attorneys and proxies Nancy Lowell Clifford T. Solomon for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the the Annual Meeting of Stockholders, to be held May 20, 2004, space provided below. at 6:00 p.m., Eastern Daylight Savings Time, at the

BankAnnapolis Building, 1000 Bestgate Road, Annapolis, Maryland 21401 and at any and all adjournments thereof, as

2. The ratification of Stegman & Company as the independent follows: auditors of the Company for the year ending December 31, 2004. For Against Abstain PLEASE CHECK BOX IF YOU PLAN TO

ATTEND THE ANNUAL MEETING

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Please be sure to sign and date this Proxy in THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. the box below. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE

INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THIS

PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AS DIRECTORS UNDER PROPOSAL I, FOR PROPOSAL II, AND AT THE PROXIES’ DISCRETION, UPON ANY OTHER MATTERS THAT MAY

PROPERLY COME BEFORE THE MEETING AND ANY

ADJOURNMENT(S) THEREOF.

The undersigned acknowledges receipt from the Company, prior to the Date execution of this Proxy, of a Notice of Annual Meeting and a Proxy Statement dated April 12, 2004.

Please sign exactly as your name appears hereon. When signing as attorney, Stockholder sign above Co-holder (if any) sign executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

Detach above card, sign, date and mail in postage paid envelope provided.

ANNAPOLIS BANCORP, INC.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY